Exhibit 5

                          JOINT FILING AGREEMENT


            In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock, $.10 par value per share, of Nantucket Industries, Inc., a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by
Section 13d-1(f)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Dated:

GUESS ?, INC.                          PAUL MARCIANO TRUST

                                       By:   /S/ PAUL MARCIANO
By:    /S/ GLENN WEINMAN                     Paul Marciano, as Trustee of the
       Name: Glenn Weinman                   Paul Marciano Trust Under Trust
       Title:  Corporate Secretary           Dated 2/20/86


MAURICE MARCIANO TRUST                 /S/ PAUL MARCIANO
                                       PAUL MARCIANO

By:    /S/ MAURICE MARCIANO            ARMAND MARCIANO TRUST
       Maurice Marciano, as Trustee
       of the Maurice Marciano Trust   By:   /S/ ARMAND MARCIANO
       (1995 Restatement)                    Armand Marciano, as Trustee
                                             of the Armand Marciano Trust
                                             Under Trust
                                             Dated 2/20/86


/S/ MAURICE MARCIANO                    /S/ ARMAND MARCIANO
MAURICE MARCIANO                        ARMAND MARCIANO

                                        MAURICE MARCIANO 1990
                                        CHILDREN'S TRUST


/S/ JOELLE BERCOVITCH                   By:   /S/ JOELLE BERCOVITCH
JOELLE BERCOVITCH                             Joelle Bercovitch, as Trustee
                                              of the Maurice Marciano 1990
                                              Children's Trust